Exhibit-32.2 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Chief Financial Officer of Precision Petroleum Corporation, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal year ended September 30, 2010 and filed with the U. S. Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2011            By:   /s/ James Kirby
                                        -------------------------------------
                                  Name:     James Kirby
                                  Title:    Chief Financial Officer,
                                            Principal Financial Officer and
                                            Principal Accounting Officer

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